                        SPS
                          TECHNOLOGIES
-------------------------------------------------------------------------------
SPS TECHNOLOGIES, INC.
101 GREENWOOD AVENUE, SUITE 470
JENKINTOWN, PENNSYLVANIA 19046
NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
-------------------------------------------------------------------------------

The Annual Meeting of Shareholders of SPS Technologies, Inc. will be held on Tuesday, May 2, 1995, at ten o'clock a.m., local time, at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in the Forum Room (eighth floor), for the following purposes:

1. To elect two Class I directors for a term of three years;


2. To approve an amendment to the SPS 1988 Long Term Incentive Stock Plan;

3. To act upon a shareholder proposal to elect all directors on an annual basis, without classification; and


4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   All shareholders are cordially invited to attend the meeting. Shareholders of record at the close of business on March 14, 1995 will be entitled to vote at the meeting.
                                              Aaron Nerenberg
                                              Secretary


   March 30, 1995


-------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
   You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope.
-------------------------------------------------------------------------------

                               PROXY STATEMENT


===============================================================================

                                   GENERAL
-------------------------------------------------------------------------------

   This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of SPS Technologies, Inc. ("Company"), to be held on Tuesday, May 2, 1995, and at any adjournments or postponements thereof. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about March 30, 1995.

   Shareholders are requested to mark, sign, date and return in the envelope provided, the enclosed proxy which is being solicited by the Board of Directors of the Company. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.

   Execution of the enclosed proxy will not affect a shareholder's right to attend the meeting and vote in person. The proxy is revocable by delivering written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by a properly executed, later-dated proxy, or by attending the meeting and voting in person.

   The cost of soliciting proxies will be paid by the Company. Chemical GeoServe, 450 West 33rd Street, 15th Floor, New York, NY 10001-2697, has been employed to solicit proxies by mail, telephone or personal solicitation for a fee of approximately $6,500, plus expenses. The Company also will reimburse brokers, custodians, nominees and fiduciaries for the cost of forwarding materials to beneficial owners. Proxies may be solicited by directors, officers and employees, but such persons will not be specially compensated for such services.

-------------------------------------------------------------------------------
                              VOTING INFORMATION
-------------------------------------------------------------------------------

   Only record holders of Common Stock of the Company at the close of business on March 14, 1995, are entitled to vote. On that date there were issued and outstanding 5,650,333 shares of Common Stock, par value $1.00 per share, each of which is entitled to one vote and which, in the election of directors, has cumulative voting rights. This means that shareholders have the right to multiply the number of votes to which they may be entitled by the total number of directors to be elected in the same election and may cast the whole number of such votes for one nominee or may distribute them among any two or more nominees. Proxy holders may vote cumulatively for any or all of the nominees, and it is the Company's intention to have the proxy holders exercise such cumulative voting rights to elect the maximum number of nominees proposed by the Board of Directors.

   Shares represented by proxies in the accompanying form, unless otherwise directed, will be voted at the Annual Meeting or any adjournments or postponements thereof FOR the election of directors as stated under the heading "Election of Directors," FOR the proposal to amend the SPS 1988 Long Term Incentive Stock Plan as stated under the heading "Proposal to Amend SPS 1988 Long Term Incentive Stock Plan" and AGAINST the proposal for annual election of directors as stated under the heading "Shareholder Proposal for Annual Election of Directors." Management does not intend to bring any other matters before the meeting, and it does not know of any additional proposals to be presented by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. Under the Company's By-laws, proposals of shareholders to be presented at the meeting must be submitted in accordance with the procedures summarized below under the heading "Proposals of Shareholders."

-------------------------------------------------------------------------------
                        OWNERSHIP OF VOTING SECURITIES
-------------------------------------------------------------------------------

   As of February 28, 1995, the following persons were known by the Company to be the principal beneficial owners of the voting securities of the
Company:

------------------------------------------------------------------------------------------
 Name and Address                     Amount and Nature of Beneficial
of Beneficial Owner                 Ownership of Shares of Common Stock   Percent of Class
------------------------------------------------------------------------------------------
Gabelli Funds, Inc.,                           1,577,680(a)                   27.9%
GAMCO Investors, Inc., and
Mario J. Gabelli
One Corporate Center
Rye, NY 10580-1434

Tinicum Enterprises, Inc.,                       896,049(b)                   15.9%
Tinicum Investors, L.P.,
RIT Capital Partners plc,
RUTCO Incorporated,
J. Rothschild Capital
 Management Limited,
St. James's Place
 Capital plc,
Putnam L. Crafts, Jr.,
James H. Kasschau,
Derald H. Ruttenberg,
Eric M. Ruttenberg,
John C. Ruttenberg,
Katherine T. Ruttenberg,
and Hattie Ruttenberg
990 Stewart Avenue
Garden City, NY 11530

Anne Hallowell Miller                            309,300(c)                    5.5%
c/o Stacey W. McConnell
MacElree, Harvey, Gallagher
& Featherman, Ltd.
P.O. Box 660
West Chester, PA 19381-0660

Pinnacle Associates Ltd.                         286,000(d)                    5.1%
666 Fifth Avenue
14th Floor
New York, NY 10103

Howard T. Hallowell III                          270,340(e)                    4.8%
c/o Stacey W. McConnell
MacElree, Harvey, Gallagher
 & Featherman, Ltd.
P.O. Box 660
West Chester, PA 19381-0660
-------------------------------------------------------------------------------------

(a) Based on information supplied by the named entities in a joint filing on
    Schedule 13D made on December 23, 1994, with the Securities and Exchange Commission. According to such filing, the named entities held sole, shared or no voting and dispositive power over the shares as follows: Gabelli Funds, Inc. -- 179,300 shares (sole voting and dispositive power), GAMCO Investors, Inc. -- 1,271,320 shares (sole voting and dispositive power) and 119,800 shares (no voting and sole dispositive power). Mr. Mario J. Gabelli is the majority stockholder of Gabelli Funds, Inc. and individually owns 7,260 shares (sole voting and dispositive power) of the Company's Common Stock.

(b) Based on information supplied by the named entities in a joint filing on
    Schedule 13D made on January 25, 1995, with the Securities and Exchange Commission. According to such filing, the named entities held sole, shared or no voting and dispositive power over the shares as follows: Tinicum Enterprises, Inc. (no voting or dispositive power); Tinicum Investors, L.P. -- 629,939 shares (sole voting and dispositive power); RIT Capital Partners plc (RIT) -- 132,311 shares (shared voting and dispositive power); RUTCO Incorporated (no voting or dispositive power); J. Rothschild Capital Management Limited (JRCML) (no voting or dispositive power); St. James's Place Capital plc. (no voting or dispositive power); Putnam L. Crafts, Jr. -- 100,000 shares (sole voting and dispositive power); James H. Kasschau -- 10,000 shares (sole voting and dispositive power); Derald H. Ruttenberg -- 4,546 shares (sole voting and dispositive power); Eric M. Ruttenberg -- 5,615 shares (sole voting and dispositive power); John C. Ruttenberg -- 4,546 shares (sole voting and dispositive power); Katherine T. Ruttenberg -- 4,546 shares (sole voting and dispositive power); and Hattie Ruttenberg -- 4,546 shares (sole voting and dispositive power). The filing indicates that pursuant to a discretionary management agreement between RIT and JRCML, JRCML serves as the investment manager of RIT's investment portfolio and pursuant to such agreement has the authority on behalf of RIT to vote and dispose of RIT's shares. Eric M. Ruttenberg, a director of the Company, is a stockholder, director and executive officer of Tinicum Enterprises, Inc. and a managing partner of Tinicum Investors.

(c) Based on information supplied by Mrs. Miller to the Company. According to such information, the shareholdings indicated by Mrs. Miller include 3,883 shares held in a fiduciary capacity in which she has a beneficial interest and shared voting and dispositive power, and 305,417 shares held by Mrs. Miller as to which she has sole voting and dispositive power. The amount of shares held and percent of ownership shown does not include 64,906 shares held by the Hallowell Foundation, established in 1956 by H. Thomas Hallowell, Jr., of which the Company is informed Mrs. Miller is a trustee. Mrs. Miller has disclaimed beneficial ownership of such shares.

(d) Based on information supplied by Pinnacle Associates Ltd. in a filing on
    Schedule 13G made on February 11, 1992, with the Securities and Exchange Commission. According to such filing, the named entity held sole voting power and sole dispositive power over 258,500 shares, shared voting power and no dispositive power over an additional 26,100 shares and shared voting and dispositive power over an additional 1,400 shares.

(e) Based on information supplied by Mr. Hallowell to the Company. According to such information, the shareholdings indicated by Mr. Hallowell include 245 shares held in a fiduciary capacity in which he has a beneficial interest and shared voting and dispositive power, and 270,095 shares held by Mr. Hallowell as to which he has sole voting and dispositive power. The amount of shares held and percent of ownership shown does not include 64,906 shares held by the Hallowell Foundation, of which the Company is informed Mr. Hallowell is a trustee. Mr. Hallowell has disclaimed beneficial ownership of such shares.

   Information pertaining to the voting securities of the Company beneficially owned, as of February 28, 1995, by each director, by the Chief Executive Officer and the four other most highly compensated executive officers, and by the group consisting of such persons and the Company's other executive officers (the "Group") is set forth below. This information has been supplied in each instance by the individuals involved.

----------------------------------------------------------------------------------------------------
Name of Individual or                   Amount and Nature of         Acquirable
Number of                           Beneficial Ownership of Shares     Within      Percent of Class
Persons in Group                         of Common Stock(a)          60 Days(b)      If 1% or More
----------------------------------------------------------------------------------------------------
Charles W. Grigg                                11,000                 45,000(c)         1.0%
Howard T. Hallowell III                        270,340                      0            4.8%
Dr. John F. Lubin                                  121                  1,265             --
Paul F. Miller, Jr.                             11,000                  2,530             --
Eric M. Ruttenberg                               8,606(d)               1,702             --
Raymond P. Sharpe                                  800                      0             --
Harry J. Wilkinson                              11,600                 60,283            1.3%
John P. McGrath                                  2,943                 26,844             --
Harry W. Antes                                     300                 24,109             --
Aaron Nerenberg                                  3,275                 19,402             --
All Directors and Executive
Officers as a Group (12 persons)               322,653                197,568            8.9%
----------------------------------------------------------------------------------------------------

(a) The individuals named in the table or included in the Group each exercise sole voting and dispositive power over the shares beneficially owned by them except for 6,138 shares held by certain members of the Group, over which such members have shared voting and dispositive power. The total includes 210 shares held by an executive officer not named in the table, as to which he disclaims beneficial ownership and has no voting or dispositive power.

(b) Represents shares which may be acquired within 60 days of February 28, 1995, through the exercise of stock options under the SPS 1988 Long Term Incentive Stock Plan.

(c) Assuming the market price of the Company's Common Stock remains above $28.125 per share for at least forty-five trading days in any period of sixty consecutive trading days.

(d) The indicated shares of Common Stock are beneficially owned directly by Mr. Ruttenberg. Mr. Ruttenberg is a managing partner of Tinicum Investors, a Delaware partnership ("Investors"), that had direct beneficial ownership of 629,339 shares of Common Stock as of February 28, 1995. Based on understandings with certain other beneficial owners of Common Stock described in a Statement on Schedule 13D dated January 25, 1995, Mr. Ruttenberg and Investors may be deemed to have indirect beneficial ownership of an additional 276,735 shares of Common Stock beneficially owned directly by such other beneficial owners as of February 28, 1995. Mr. Ruttenberg disclaims beneficial ownership of any shares of Common Stock beneficially owned directly by Investors or such other beneficial owners.

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                            ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

   The Company currently has seven directors serving in three classes, consisting of one class of three members and two classes of two members each. The term of office of one class will expire each year. Members of each class are elected for terms of three years, except in the case of a vacancy in any class, in which case the vacancy may be filled by the Board of Directors for the balance of the term of the class in which the vacancy exists.

   The terms of office of the two Class I directors expire this year. Accordingly, shareholders are being asked to elect two Class I directors who will hold office until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless you indicate otherwise, your proxy will be voted in favor of the election of each of the nominees named below for a three-year term. Should any nominee become unavailable for election for any unforeseen reason, the Board of Directors or the Executive Committee of the Board of Directors will determine how the proxies will be voted. The two nominees receiving the highest number of votes cast at the meeting will be elected as Class I directors.

   Listed below are the names of, and certain other information respecting the two nominees for election as Class I directors, and the other five directors who will be continuing in office following the meeting.

-----------------------------------------------------------------------------
CLASS I - NOMINEES FOR A THREE-YEAR TERM
-----------------------------------------------------------------------------
HOWARD T. HALLOWELL III

Age: 60                                                   Director since 1992
Economist, since prior to 1990 until his retirement in July, 1994, at Eastman Kodak Company, a leading manufacturer of photographic equipment and supplies. A director of PMHP Inc.; Trustee of the Hallowell Foundation.
-----------------------------------------------------------------------------

Charles W. Grigg

Age: 55                                                   Director since 1993
Chairman of the Board and Chief Executive Officer of the Company since December 1, 1993. Previously, since prior to 1990, President and Chief Operating Officer of Watts Industries, Inc., a manufacturer of valve products.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
CLASS III - DIRECTORS WITH TERMS EXPIRING IN 1996
-----------------------------------------------------------------------------
PAUL F. MILLER, JR.

Age: 67                                                   Director since 1985
Senior Partner in Miller, Anderson & Sherrerd, an investment management firm, from 1969 until his retirement in 1991. A director of Hewlett-Packard Co., The Mead Corporation, Rohm and Haas Co., LTCB-MAS, Inc. and Century IV; Trustee, University of Pennsylvania, The Ford Foundation and The Colonial Williamsburg Foundation.
-----------------------------------------------------------------------------
Harry J. Wilkinson

Age: 57                                                   Director since 1986
President and Chief Operating Officer of the Company since prior to 1990. A director of Drexelbrook Engineering Co. and Flexible Circuits, Inc.
-----------------------------------------------------------------------------
Eric M. Ruttenberg

Age: 39                                                   Director since 1991
Managing Partner of Tinicum Investors, L.P., an investment management company, since prior to 1990. A director of Kollmorgen Corporation, Eastman Machine Co., REXA Corporation and Environmental Strategies Corporation; Trustee, Mount Sinai Medical Center.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
CLASS II - DIRECTORS WITH TERMS EXPIRING IN 1997
-----------------------------------------------------------------------------
DR. JOHN F. LUBIN

Age: 68                                                   Director since 1979
Educator, University of Pennsylvania since 1949 and a Professor of Management, The Wharton School, University of Pennsylvania, from 1968 until his retirement as Professor Emeritus in 1992.
-----------------------------------------------------------------------------
Raymond P. Sharpe

Age: 46                                                   Director since 1994
Executive Vice President of Cookson America, Inc., a manufacturer of industrial materials, and Chief Operating Officer of the Electronic Materials Division, a supplier of special chemicals, metals, printed circuit board laminates and equipment to the printed circuit board fabrication and electronic assembly market, since 1994. President of the Electronic Materials Division since prior to 1990. A director of Hisco Corporation; Trustee, St. Andrews School.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
           BOARD MEETINGS, COMMITTEES AND COMPENSATION OF DIRECTORS
-----------------------------------------------------------------------------

   During 1994, there were seven meetings of the Board of Directors of the Company. Throughout 1994 there was an Executive Compensation and Stock Option Committee, a Directors Committee and an Audit Committee.


   The Executive Compensation and Stock Option Committee, composed of Messrs. Miller (Chairman), Hallowell, Lubin, Ruttenberg and Sharpe, held two meetings in 1994. Its functions are to fix the salaries and other compensation of all officers and key executives of the Company other than the Chief Executive Officer and the President of the Company (whose compensation is fixed by the Board of Directors), to evaluate the Company's executive compensation programs to insure that they remain effective in retaining and attracting managerial talent, and to administer certain of the Company's executive incentive compensation and stock option plans, including the granting of awards as provided in those plans.


   The Directors Committee of the Board of Directors, composed of Messrs. Lubin (Chairman), Grigg, Ruttenberg and Sharpe, held one meeting in 1994. Its functions are to nominate candidates for election to the Board of Directors, recommend nominees for service on its standing committees, review programs for senior management succession, make recommendations to the Board on matters of directors' compensation, benefits, retirement and tenure policy, and consider nominees for director recommended by shareholders.

   The Directors Committee will consider shareholder nominations in accordance with the Company's By-laws, as approved by shareholders. To be considered, notice of a nomination must be received not less than 60 days before the date of the relevant Annual Shareholders' Meeting. Such notice must include (i) the name and address of the nominating shareholder, (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, (iii) the name, age, business and residence addresses and principal occupation of such proposed nominee, (iv) a description of any and all arrangements or understandings between the shareholder and each proposed nominee, (v) such other information as would be required by the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and (vi) the signed consent of each such individual to serve as director if elected. The Board may require any proposed nominee to furnish other information reasonably required to determine the proposed nominee's eligibility and qualifications to serve as a director. Under Pennsylvania law, to be eligible, a nominee must be an individual 18 years of age or older. Factors relevant to a nominee's qualifications would include his or her experience or lack thereof in managing business enterprises, service on other boards of directors, potential or actual conflicts of interest, expertise in a field related to the Company's business, criminal record and other similar information. If the Board (after affording the shareholder a reasonable opportunity to cure any deficiency in the original notice) determines that an individual was not proposed in accordance with the By-laws, then such individual would not be eligible for nomination and election as a director. If a nominee is determined to have been properly proposed by a shareholder, and the Directors Committee determines not to nominate the person, the shareholder proposing such person may nominate the candidate at the meeting. A copy of the Company's By-laws specifying the requirements for nominations for director will be furnished to any shareholder without charge upon written request to the Secretary of the Company.

   The Audit Committee of the Board of Directors, composed of Messrs. Ruttenberg (Chairman), Hallowell, Lubin, Miller and Sharpe, held two meetings in 1994. Its functions include meeting periodically with the Company's management, internal auditors and independent certified public accountants to review with each whether they are properly discharging their respective responsibilities. In addition, this committee is responsible for recommendations to the Board of Directors in the selection and retention of the Company's independent certified public accountants, for establishing the scope of their accounting services and for approval of related fees.

   In 1994, all of the directors attended more than 75% of the aggregate of the meetings of the Board and the committees of the Board on which they served.

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                            EXECUTIVE COMPENSATION
-----------------------------------------------------------------------------


   The following table sets forth, for the Company's fiscal years ended December 31, 1994, 1993 and 1992, the total annual and long-term compensation of the Chairman and Chief Executive Officer and the four other most highly compensated executive officers other than the Chairman and Chief Executive Officer (the "Named Officers").


-----------------------------------------------------------------------------
                          SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------

                                                                                    Long-Term
                                                Annual Compensation               Compensation
----------------------------------------------------------------------------------------------------------------
                                                                                     Awards
                                                                                   Securities
                                                                Other Annual       Underlying        All Other
         Name and                       Salary       Bonus      Compensation        Options         Compensation
    Principal Position        Year      ($)(1)      ($)(2)         ($)(3)             (#)              ($)(4)
================================================================================================================
     Charles W. Grigg         1994     400,000     150,000         8,318               0              51,474
       Chairman and           1993      33,333        0            1,000            150,000              0
  Chief Executive Officer     1992        0           0              0                 0                 0
----------------------------------------------------------------------------------------------------------------
    Harry J. Wilkinson        1994     300,000      56,220         28,792            5,000             7,182
       President and          1993     293,333        0            39,571              0               7,012
  Chief Operating Officer     1992     277,183        0            20,351              0               6,526
----------------------------------------------------------------------------------------------------------------
      John P. McGrath         1994     154,000      34,804         1,247             2,000             2,925
      Vice President,         1993     149,333        0            4,654               0               1,853
     Corporate Services       1992     144,083        0            2,811               0               1,769
----------------------------------------------------------------------------------------------------------------
       Harry W. Antes         1994     141,000      17,625         10,201              0               4,247
      Vice President,         1993     137,667        0            15,060              0               4,115
   Research & Development     1992     125,654        0            11,477              0               3,949
----------------------------------------------------------------------------------------------------------------
      Aaron Nerenberg         1994     136,000      33,456         2,036             2,000             1,670
  Vice President, Secretary   1993     132,667        0            5,165               0               1,616
    and General Counsel       1992     128,500        0            3,378               0               1,548
----------------------------------------------------------------------------------------------------------------


1. Amounts shown include amounts (where applicable) deferred by the Named Officers under the Company's Executive Deferred Compensation Plan.

2. Amounts shown reflect payments to the Named Officers under the Company's Management Incentive Plan.


3. Amounts shown include directors' fees for 1994, 1993 and 1992, respectively as follows for Mr. Grigg - $7,000, $1,000, and 0; and for Mr. Wilkinson - $7,000, $7,000, and $6,000. Amounts shown also reflect, for each of the Named Officers, interest accrued in excess of 120% of the applicable federal long-term rate with respect to the Company's Executive Deferred Compensation Plan.

4. Amounts shown include payments by the Company to each of the Named Officers for term life insurance and, in the case of Mr. Wilkinson, deemed compensation under a Split Dollar Life Insurance Plan, for the years 1994, 1993 and 1992, respectively, as follows: $882, $881, and $758. In the case of Mr. Grigg, the amount shown for 1994 includes $43,636 representing payment for purchase of an automobile from his previous employer including all federal and state income taxes resulting from such payment, as specified in his Employment Agreement.


   The following tables provide information concerning the number and value of option grants during the last year and the number and value of options to purchase the Company's Common Stock held by each of the Named Officers as of December 31, 1994. All options outstanding were granted under the SPS 1988 Long Term Incentive Stock Plan at 100% of the fair market value of the Company's Common Stock on the date of grant. The vesting provisions of the options are determined by the Executive Compensation and Stock Option Committee.

------------------------------------------------------------------------------
                          OPTION GRANTS IN LAST YEAR
------------------------------------------------------------------------------

                                                                                    Potential Realizable
                                                                                           Value
                                                                                     at Assumed Annual
                                                                                          Rates of
                                                                                        Stock Price
                                                                                      Appreciation for
                                Individual Grants                                       Option Term
--------------------------------------------------------------------------------------------------------
                                      % of Total
                       Number of       Options
                       Securities     Granted to
                       Underlying     Employees      Exercise
                        Options        in Last         Price        Expiration
        Name            Granted          Year         ($/Sh)           Date           5%($)     10%($)
=======================================================================================================
 Charles W. Grigg          0              0             --              --              --         --
-------------------------------------------------------------------------------------------------------
Harry J. Wilkinson       5,000            6%          23.375      Feb. 28, 2004      73,502     186,269
-------------------------------------------------------------------------------------------------------
  John P. McGrath        2,000            3%          23.375      Feb. 28, 2004      29,401     74,507
-------------------------------------------------------------------------------------------------------
  Harry W. Antes           0              0              --              --             --         --
-------------------------------------------------------------------------------------------------------
  Aaron Nerenberg        2,000            3%          23.375      Feb. 28, 2004      29,401     74,507
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
         AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE
------------------------------------------------------------------------------

                                                      Number of      Value of Unexercised
                                                     Unexercised        "In-the-Money"
                                                      Options at      Options at Year-End
                        Number of                      Year-End             ($)(1)
                         Shares         Dollar
                       Acquired on      Value        Exercisable/        Exercisable/
        Name            Exercise       Realized     Unexercisable        Unexercisable
=========================================================================================
Charles W. Grigg(2)       0               0           0/150,000            0/562,500
-----------------------------------------------------------------------------------------
Harry J. Wilkinson        0               0         59,283/5,000        88,564/10,000
-----------------------------------------------------------------------------------------
  John P. McGrath         0               0         26,444/2,000        32,836/4,000
-----------------------------------------------------------------------------------------
  Harry W. Antes          0               0           24,109/0            28,254/0
-----------------------------------------------------------------------------------------
  Aaron Nerenberg         0               0         19,002/2,000        11,577/4,000
-----------------------------------------------------------------------------------------



(1) Value of Unexercised Options based on the year end, December 30, 1994, stock price of $25.375 per share.

(2) Mr. Grigg received an option grant under the SPS 1988 Long Term Incentive Stock Plan ("Plan") on December 1, 1993, upon being elected Chairman and Chief Executive Officer of the Company. Except as provided to the contrary below or upon a Change of Control, as provided in the Plan, the option grant shall not vest or become exercisable until November 30, 2000. In the event the closing sale price of the Company's Common Stock, as reported on the New York Stock Exchange Composite Tape, equals or exceeds the target price set forth below for at least forty-five trading days in any period of sixty consecutive trading days, then the number of options set forth opposite such target price shall thereupon become vested and exercisable:


                Target Price       Number of Options Vested and Exercisable
                --------------      ----------------------------------------
                  $28.125                          45,000
                  $34.60                           45,000
                  $43.25                           60,000

In the event of a Change of Control, all options become immediately vested in full for the period of their remaining terms. The Stock Option Agreement contains certain resale restrictions. The total shares of Common Stock issued pursuant to the option grant (150,000) shall not be sold more quickly than as follows:


            Time Period                   Cumulative Percent Which May Be Sold
            -----------                   ------------------------------------
          12/1/94 to 11/30/95                            20%
          12/1/95 to 11/30/96                            40%
          12/1/96 to 11/30/97                            60%
          12/1/97 to 11/30/98                            80%
          12/1/98 and thereafter                        100%

------------------------------------------------------------------------------
PENSION BENEFITS
------------------------------------------------------------------------------

   The following table shows the amount of the total annual pension which a Named Officer (with the exception of Messrs. McGrath, Antes and Nerenberg) would receive at age 65 for the years-of-service indicated under (i) the Company's Retirement Income Plan (RIP), a qualified plan in which the benefit is based upon the highest average pensionable earnings for any five-year period preceding retirement and years-of-service, and is integrated with up to 50% of primary social security benefits; (ii) the Benefit Equalization Plan (BEP), a non-qualified unfunded plan which makes up retirement benefit reductions under RIP due to ceilings established by the Internal Revenue Code and/or reductions due to participation in the Executive Deferred Compensation Plan; and (iii) the Supplemental Executive Retirement Plan (SERP), a non-qualified unfunded plan in which an enhanced retirement benefit is accrued based upon highest average pensionable earnings and years-of-service.

------------------------------------------------------------------------------
                              PENSION PLAN TABLE
------------------------------------------------------------------------------

 Average Pensionable
  Earnings for Any
  Five-Year Period       5 Years      10 Years     20 Years     30 Years      40 Years
Preceding Retirement     Service      Service       Service      Service       Service
========================================================================================
      $150,000           $27,888      $ 50,388     $ 89,388     $104,388      $104,388
---------------------------------------------------------------------------------------
       200,000            32,388        62,388      114,388      134,388       134,388
---------------------------------------------------------------------------------------
       250,000            36,888        74,388      139,388      164,388       164,388
---------------------------------------------------------------------------------------
       300,000            41,388        86,388      164,388      194,388       194,388
---------------------------------------------------------------------------------------
       350,000            45,888        98,388      189,388      224,388       224,388
---------------------------------------------------------------------------------------
       400,000            50,388       110,388      214,388      254,388       254,388
---------------------------------------------------------------------------------------
       450,000            54,888       122,388      239,388      284,388       284,388
---------------------------------------------------------------------------------------
       500,000            59,388       134,388      264,388      314,388       314,388
---------------------------------------------------------------------------------------

   Pensionable earnings with respect to the Named Officers are based solely on the amounts shown in the salary column of the Summary Compensation Table.

   As of December 31, 1994, the years of credited service for the Named Officers were as follows: C. W. Grigg -- 1; H. J. Wilkinson -- 29; J. P. McGrath -- 36; H. W. Antes -- 15; A. Nerenberg -- 20.


   The total annual payments represent the straight life annuity amounts payable at age 65 including primary social security benefits and benefits provided under RIP, BEP and SERP, for the years of service indicated in the Pension Table. Effective December 31, 1994, the RIP was converted to a cash balance plan. Accordingly, future benefit accruals under RIP will be determined by Company contribution credits based on age and service, and interest credits based on one-year Treasury rates.

   The following table shows the total amount of annual pension which Messrs. McGrath, Antes and Nerenberg would receive at age 65 for the years of service indicated under the RIP and the BEP (described above).

------------------------------------------------------------------------------
                              PENSION PLAN TABLE
------------------------------------------------------------------------------

 Average Pensionable
  Earnings for Any         10          20           30          40
  Five-Year Period        Years       Years       Years       Years
Preceding Retirement     Service     Service     Service     Service
==============================================================================
       $125,000          $30,740     $47,092     $63,444     $ 69,694
------------------------------------------------------------------------------
        150,000           34,490      54,592      74,694       82,194
------------------------------------------------------------------------------
        175,000           38,240      62,092      85,944       94,694
------------------------------------------------------------------------------
        200,000           41,990      69,592      97,194      107,194
------------------------------------------------------------------------------

   The total annual payments represent the straight life annuity amounts payable at age 65 including primary social security benefits and benefits provided under RIP and BEP, for the years-of-service indicated in the Pension Table.

-------------------------------------------------------------------------------
COMPENSATION OF DIRECTORS
-------------------------------------------------------------------------------

   Each director who is not an employee of the Company receives an annual retainer of $17,000 plus a fee of $1,000 for each meeting of the Board of Directors or one of its committees attended by him. Each director who is an employee of the Company receives a fee of $1,000 for each meeting of the Board of Directors attended by him. A director who is not a participant in any of the Company's qualified retirement plans and who retires at or after age 70 with 5 or more years of service, or at or after age 65 with 10 or more years of service will receive annually during his lifetime an amount equal to the annual retainer in effect as of the date of his retirement. Any such director who retires at or after age 65 will receive annually a pro rata amount if the director's service is for less than 10 years. Any non-employee director may elect to receive discounted options in lieu of all or a portion of his annual retainer under the SPS 1988 Long Term Incentive Stock Plan. If the proposal to amend the 1988 Long Term Incentive Stock Plan is approved by shareholders, each non-employee director will receive restricted stock awards under the Plan. See "Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan."

------------------------------------------------------------------------------
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
------------------------------------------------------------------------------

   The Company has entered into an Employment Agreement with Mr. Grigg commencing on December 1, 1993 and continuing until termination of his employment with the Company or his retirement at age 65. The Agreement provides for an annual base salary in the first year of $400,000, with an increase on each subsequent December 1 of an amount equal to at least the percentage increase in the Consumer Price Index for the Philadelphia Region. The Employment Agreement also provides for an incentive bonus payment of $150,000 for the first year, and eligibility to participate in the Company's Management Incentive Plan thereafter. The Agreement further provides for a payment of up to $25,000 plus any federal and state income tax liability resulting from such payment for the purchase of an automobile from his previous employer. He is eligible to participate in all executive benefit plans, stock option programs and employee fringe benefits during his employment with the Company. The Employment Agreement contains severance provisions whereby, (i) upon a "change of control" (as defined in the Executive Severance Agreement described below), the provisions under such Severance Agreement govern; (ii) upon termination of employment by Mr. Grigg, or by the Company for "cause" (as defined in the Employment Agreement) or upon death, disability or retirement, he is entitled only to the benefits accrued under the specific benefit plans in which he participates; and (iii) upon termination of employment by the Company without "cause," if within the first three years of employment, he is entitled to 200% of his base salary then in effect plus such benefits to which he would have been entitled under the Company's Senior Executive Severance Plan (described below) as if he were a participant, and if after three years of employment, the benefits provided in the Senior Executive Severance Plan (described below). Mr. Grigg is subject to a non-competition provision during the term of his employment with the Company and for a period of two years thereafter.

   The Company has entered into an Executive Severance Agreement ("Agreement") with each of the Named Officers. The Agreement provides that if a "triggering termination" of employment (as defined in the Agreement) occurs within three years after a "change of control" of the Company (as defined in the Agreement), then the employee is entitled to receive within 15 days after the employee's termination date, among other benefits, cash in an amount equal to two times the sum of the employee's annual base salary plus the incentive bonus awards earned by or allocated to the employee in the previous fiscal year under the Company's Management Incentive Plan (MIP). A "triggering termination" generally includes a termination of employment initiated by the Company for any reason other than a disability qualifying the employee for benefits under the Company's Long Term Disability Plan, or for "cause" (as defined in the Agreement), or by the employee for certain reasons set forth in the Agreement.

   Upon a "triggering termination," the employee will also be entitled to receive the appreciated value of all the employee's stock options outstanding and unexercised as of the termination date (whether or not vested), any unpaid salary, all incentive bonus awards payable to, earned by or allocated to the employee under the MIP, and all amounts deferred by the employee under any incentive plan and under the Company's Executive Deferred Compensation Plan. The employee will also receive two additional years of credited service under each of the Company's RIP, BEP and SERP (if a participant), and will, for two years, continue to receive certain insurance benefits on a cost-sharing basis. The employee's benefits from BEP and SERP (if a participant) are payable in a lump sum within 15 days after the termination date. Any restrictions remaining on restricted shares that may have been awarded to the employee lapse, and the employee will own such shares free and clear of any Company-imposed restriction. Any non-competition agreements (including non-compete provisions of the MIP) terminate; however, the employee will continue to be bound by the confidentiality provisions of the Agreement. Each Agreement provides for compensation to the employee for any adverse effect of payments under the Agreement determined to be "excess parachute payments," as defined in the Internal Revenue Code.

   Pursuant to the Company's Senior Executive Severance Plan (SESP), each of the Named Officers would receive certain compensation and benefits in the event of termination of employment with the Company, without a change of control, for any reason other than for "cause" (as defined in the SESP) or a disability which qualifies the participant for benefits under the Company's Long-Term Disability Plan, or if initiated by the participant, upon the occurrence of certain events described in the SESP. Upon such termination, the participant is entitled to receive (among other benefits) the base salary in effect prior to the termination date for a period of up to 12 months, all bonuses earned under the MIP for completed and uncompleted (pro rata) periods, and all amounts deferred under the Company's Executive Deferred Compensation Plan. The participant will remain on the Company's payroll for up to 12 months, during which all employee benefits to which the participant was entitled prior to the termination will continue, and the participant will be entitled to Company-paid professional outplacement services. At the end of the 12-month period, the participant will be vested in the Company's BEP and SERP (if a participant) and will be entitled to receive a lump sum payment of these retirement benefits. Restrictions on restricted shares, if any, issued to the participant lapse. The participant is prohibited from competing with the Company during the 12-month period following termination of employment. If the participant is employed by a competitor of the Company without the Company's consent, the ongoing benefits described above cease as of the date of such employment. If the participant is employed on a full-time basis by other than a competitor, the ongoing benefits cease either as of the date of such employment or six months, whichever is later. In the event an employee receives a payment under the Agreement, he is not eligible to receive any payment under the SESP. The Company has agreed that the SESP will not be terminated or amended to reduce or eliminate the benefits granted to certain employees, including the Named Officers. The SESP provides for additional compensation to the participant if any plan payment is subject to an excise or similar tax under the Internal Revenue Code.

   In addition, the Company offers retiring executives (including the Named Officers) an agreement pursuant to which, under certain circumstances, the Company would be required to pay in a lump sum all amounts otherwise payable periodically to them under any plan of, or agreement with, the Company. Such lump sum payment would be made only if, within three years after a "change of control" (as defined in such agreement), there is a change in two of the top three executive officers of the Company designated in such agreement. To date, no such agreements are in effect.

------------------------------------------------------------------------------
                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
------------------------------------------------------------------------------

   In connection with the Company's Rights Offering of its Common Stock which concluded in December, 1994 (the "Rights Offering"), the Company entered into a Standby Purchase Agreement, dated as of November 16, 1994, with certain Purchasers and Investors. The Purchasers agreed to acquire from the Company, at the subscription price provided in the Rights Offering, all remaining shares of Common Stock not subscribed for by the Company's shareholders. Eric
M. Ruttenberg, a director of the Company, is an "Affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of certain of the Purchasers.

   Pursuant to the Standby Purchase Agreement, the Purchasers acquired 268,380 shares of Common Stock for $6,575,310 and received from the Company $63,088 as reimbursement for certain expenses incurred by the Purchasers in connection with the Rights Offering. The Purchasers, Investors and their Affiliates (collectively the "Affiliated Group") owned an aggregate of 785,280 shares of Common Stock, or approximately 13.93% of the 5,636,359 shares of the Company's Common Stock outstanding, at the conclusion of the Rights Offering and the Purchase of unsubscribed shares in accordance with the Standby Purchase Agreement.

   The Standby Purchase Agreement will terminate upon the earliest to occur of:

   (a) six years from the date of the Standby Purchase Agreement (the
       "Term"), or

   (b) the date upon which the Affiliated Group no longer beneficially owned Common Stock representing in excess of 10% of the Total Voting Power (as defined below), or
------
1 Tinicum Enterprises, Inc., Tinicum Investors, RUTCO Incorporated, Tinicum
  Foreign Investments Corporation, Tinicum Associates, G.P., Putnam L. Crafts, Jr. and James H. Kasschau (collectively, the "Purchasers"), and RIT Capital Partners plc, J. Rothschild Capital Management Limited and St. James's Place Capital plc (collectively, the "Investors"). See "Ownership of Voting Securities" for more recent information on the Affiliated Group as herein defined.

   (c) removal of or failure to re-elect the designee(s) of the Purchasers and Investors to the Board of Directors in certain circumstances contemplated by the Standby Purchase Agreement.

   Pursuant to the Standby Purchase Agreement, the Company has on November 16, 1994, amended its Rights Agreement dated as of November 11, 1988, as amended, between the Company and Mellon Bank (East), N.A., as Rights Agent (the "Rights Agreement"), to permit the Affiliated Group to acquire or beneficially own Common Stock representing up to 20% (the "Percentage Limitation") of the total voting power in the general election of directors of the Company ("Total Voting Power"). The Company further agreed, during the Term, to amend the Rights Agreement as necessary to permit an increase of the Percentage Limitation in certain circumstances, including the Company's permitting any other person, generally, to acquire or beneficially own Common Stock representing in excess of 18% of the Total Voting Power, in which case the Percentage Limitation will generally automatically increase to 110% of the percentage of Total Voting Power that such other person is permitted to acquire or beneficially own.

   The Affiliated Group has agreed for approximately six years, to a broad range of restrictions prohibiting such activities as: soliciting proxies; generally making shareholder proposals; engaging in efforts to acquire stock in, or assets of, the Company (by purchase, merger, or otherwise); or seeking changes in the composition of the Board of Directors. Such restrictions will be automatically waived (A) if any person publicly makes a bona fide offer to acquire a majority of the outstanding Common Stock and the Company's Board of Directors does not oppose such offer, or (B) if any person makes a bona fide offer to acquire a majority of the outstanding Common Stock and either (i) the Company's Board of Directors determines to accept such offer, or (ii) the Company's Board of Directors determines, for example, to seek competing offers or proposes to effect or negotiate with any person any form of business combination or similar transaction with the Company, or proposes in response to such bona fide offer, a recapitalization, share repurchase, extraordinary dividend or other similar extraordinary transaction involving the Company, its securities or assets, to the extent necessary to allow the Affiliated Group to make a competing offer to the Company's Board of Directors to acquire the Company or its securities or its assets.

   The Purchasers and Investors have also agreed that, for approximately six years, all shares of Common Stock which are directly or indirectly beneficially owned by the Affiliated Group, other than those shares of Common Stock which represent voting power of up to 10% of the Total Voting Power, will be voted in accordance with the recommendation of the majority of the Company's Board of Directors on all matters submitted to the shareholders for a vote, including the election of directors of the Company, except with respect to any matter which, pursuant to the Company's Bylaws, requires the approval of an 80% super majority of the Company's shareholders, will be voted pro rata in accordance with the vote of the Company's other shareholders.

   The Purchasers and Investors have further agreed during the Term, with certain specific exceptions, not to sell or transfer shares of Common stock representing in excess of 10% of Total Voting Power to any one person in any transaction or series of transactions, unless such person agrees to be bound by the terms of the Standby Purchase Agreement.

   During the Term, the Company has agreed, generally, to exercise all authority under applicable law, to cause Eric M. Ruttenberg (or another designee of the Purchasers and Investors) to be elected to the Company's Board of Directors and in addition, to the Audit, Executive, Directors and Executive Compensation and Stock Option Committees of the Board. In the event the Board of Directors is expanded beyond eight members, the Purchasers and Investors are entitled to nominate an individual to fill the first out of each three Board member positions in excess of eight Board member positions (i.e. the ninth, twelfth, etc.).

   The Company also entered into a certain Registration Rights Agreement with the Purchasers and Investors, dated as of November 16, 1994, pursuant to which the Company, subject to certain terms and conditions, has granted two demand registration rights and unlimited piggyback registration rights to the Purchasers and Investors whereby the Purchasers and Investors may require the Company to cause shares of Common Stock Beneficially owned by them to be registered for public sale under the Securities Act. The demand registration rights will not be exercisable for a period of three years from November 16, 1994, but the piggyback registration rights will be currently exercisable. All such registration rights will terminate on November 16, 2002.

-----------------------------------------------------------------------------
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                            OVERVIEW AND PHILOSOPHY
-----------------------------------------------------------------------------

   The Executive Compensation and Stock Option Committee of the Board of Directors ("Compensation Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee annually recommends to the full Board the compensation to be paid to the Chief Executive Officer and President, and determines the compensation of each of the other executive officers of the Company. The Compensation Committee is free to engage and consult with outside compensation consultants as it sees fit and generally has access to independent compensation data.

   The objectives of the Company's executive compensation program are to:

   o  Emphasize long-term performance and increases in shareholder value.

   o Provide base compensation and benefit levels that are competitive with those in the markets in which the Company competes for executive personnel.

   o Reward executives for the achievement of short-term and long-term financial goals and the enhancement of shareholder value.

   o Support a performance-oriented environment by providing incentive compensation that changes in a consistent and predictable way with both the financial performance of the Company and management performance in support of strategic objectives.

   o  Provide a long-term and career-oriented compensation environment.

   o Offer meaningful and competitive retirement and supplemental benefits that are consistent with the Company's objective of retaining key employees.

   The executive compensation program provides a compensation package that is competitive with those offered by similar companies. The Company periodically reviews the competitive practices of companies in the fabricated metals, durable manufacturing and other industries, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

-------------------------------------------------------------------------------
EXECUTIVE OFFICER COMPENSATION
-------------------------------------------------------------------------------

   Executive officer compensation is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific benefits designed to provide remuneration for career service, and various benefits, including medical, life insurance and savings plans generally available to employees of the Company.

-------------------------------------------------------------------------------
BASE SALARY
-------------------------------------------------------------------------------

   Base salary levels for the Company's executive officers are competitively set relative to certain companies in the fabricated metals, durable manufacturing and other industries as well as other comparable companies. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific expertise beneficial to the Company.

-----------------------------------------------------------------------------
INCENTIVE COMPENSATION
-----------------------------------------------------------------------------
   The Company's incentive programs are intended to provide incentives to achieve financial and individual objectives, and to reward exceptional performance. The Management Incentive Plan is the Company's annual incentive program for executive officers and key managers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to executives for the attainment of annual financial and individual goals. Threshold, target and maximum goals for total Company and individual business unit performance are set by the Compensation Committee at the beginning of each fiscal year.

-------------------------------------------------------------------------------
EQUITY-BASED COMPENSATION
-------------------------------------------------------------------------------

   The equity-based compensation component of the Company's executive compensation program is oriented toward the achievement of increasing shareholder value over the long term. This component of the program -- the SPS 1988 Long Term Incentive Stock Plan -- provides for grants of stock options which align the executive's awards with future shareholder gains. These grants enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

-------------------------------------------------------------------------------
EXECUTIVE BENEFITS
-------------------------------------------------------------------------------

   The benefit component of executive compensation is designed to provide executives with adequate and meaningful retirement benefits which are reflective of the benefits offered in comparable companies, and which encourage career-service orientation of the Company's executives. In addition, other benefits such as perquisites are rigidly controlled and minimized. The amount of such perquisites, as determined in accordance with rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1994.

-------------------------------------------------------------------------------
CHIEF EXECUTIVE OFFICER COMPENSATION
-------------------------------------------------------------------------------

   The compensation of the Chief Executive Officer (CEO) is fixed by the full Board of Directors (other than the CEO) consistent with the practices described above. Factors considered by the Board of Directors in deciding the compensation of the CEO are generally subjective. Effective December 1, 1994, Mr. Grigg's annual base salary was increased by the Board of Directors from $400,000 to $440,000. The Board believes this increase is commensurate with the Company's improved financial performance during 1994. This base salary is also believed to be competitive with companies of similar size and complexity. Mr. Grigg has a 50% of base salary incentive opportunity under the Company's Management Incentive Plan.

   Members of the Executive Compensation and Stock Option Committee -- Paul
F. Miller, Jr. (Chairman); Howard T. Hallowell, III; Dr. John F. Lubin; Eric
M. Ruttenberg; and Raymond P. Sharpe.

------------------------------------------------------------------------------
                        COMMON STOCK PERFORMANCE GRAPH
------------------------------------------------------------------------------

   The graph set forth below shows the cumulative shareholder return (i.e., price change plus dividends, assuming the reinvestment of dividends) of the Company's Common Stock during the five-year period ended December 31, 1994, as compared to the Standard and Poor's 500 Index and the Standard and Poor's Diversified Manufacturing Index.

             Comparison of Five-Year Cumulative Total Return for
                  SPS, the S&P Index and the S&P Diversified
                        Industrial Manufacturing Index
                          (see Notes 1 and 2 below)

DOLLARS

180 |---------------------------------------------------------------------|
    |                                                                    *|
160 |-----------------------------------------------------*---------------|
    |                                                     #              #|
140 |---------------------------------------#-----------------------------|
    |                         #             *                             |
120 |-------------------------*-------------------------------------------|
    |$                                                                    |
100 |#-----------*--------------------------------------------------------|
    |*           #                                                        |
 80 |---------------------------------------------------------------------|
    |                         $                                          $|
 60 |---------------------------------------$-----------------------------|
    |            $                                        $               |
 40 |------------|------------|-------------|-------------|---------------|

  1989         1990         1991          1992          1993            1994

|------------------------------------------------------------------------------|
| S&P 500 Index  = #  SPS Technologies, Inc = $   S&P Manufacturing Index  = * |
|------------------------------------------------------------------------------|

Notes:
(1) Total return assumes reinvestment of dividends.

(2) The above graph assumes $100 was invested on December 31, 1989 in SPS Technologies Common Stock, the S&P 500 Index and S&P Diversified Industrial Manufacturing Index. The values shown in the graph above are as of the end of each period indicated. Raw data for the S&P 500 Index and S&P Diversified Manufacturing Index are supplied by S&P.

------------------------------------------------------------------------------
        PROPOSAL TO AMEND THE SPS 1988 LONG TERM INCENTIVE STOCK PLAN
------------------------------------------------------------------------------

   The Board of Directors has reviewed the Company's compensation practices and the 1988 Long Term Incentive Stock Plan (the "Plan") and has concluded that the Plan should be amended. Accordingly, the Board of Directors has approved, subject to approval by the shareholders of the Company, the amendment and restatement of the Plan which, if approved, will be effective on May 2, 1995.

   As more fully described below, the amendment and restatement modifies the Plan by, among other things: (1) increasing by 300,000 shares of Common Stock the number of shares available under the Plan in order to allow the continued granting of options and restricted share awards; (2) providing for the periodic award of restricted shares to non-employee members of the board of directors in the amount of $5,000 per year; and (3) permitting the grant of options to employees of the Company qualifying as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code"), in addition to the previously authorized non-qualified stock options.

   The following discussion summarizes the material features of the amended and restated Plan, and is qualified in its entirety by reference to Appendix A to this proxy statement, which sets forth the Plan in full.

   The Plan permits the grant of options to acquire, or the award of, up to 942,317 shares (in the aggregate) of the Company's Common Stock. Of such amount, an aggregate of 140,569 shares have been awarded under the Plan (and are no longer subject to forfeiture) or have been acquired upon the exercise of options granted under the Plan, and 779,128 shares have been issued under the Plan but remain subject to forfeiture or are subject to options which have been granted and remain outstanding under the Plan. Consequently, prior to the effectiveness of the proposed amendment of the Plan, there were 22,620 shares available to be awarded or optioned under the Plan. The amendment to the Plan would increase the number of available shares to 322,620. Shares which are awarded under the Plan and subsequently forfeited and shares subject to options granted under the Plan which expire without being exercised may again be awarded or optioned under the Plan.

   The purpose of the 1988 Plan is to enable the Company to attract and retain officers and other key employees, to encourage those employees to increase their efforts to make the Company and its subsidiaries successful, and to encourage ownership in the Company by employees and by non-employee directors whose continued services are considered important to the Company's continued progress.

   Officers and other key employees of the Company and its subsidiaries may receive options and restricted share awards under the Plan. If the proposal to amend the Plan is approved, non-employee directors will receive periodic restricted share awards under the Plan. Approximately 20 employees, including two employee-directors, and five non-employee directors are currently participating in the Plan.

   The Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee") consisting of three or more directors appointed by the Company's Board of Directors, who are generally not eligible to receive discretionary grants or awards under the Plan. However, non-employee directors, including members of the Committee, may elect to receive discounted options and will receive restricted share awards as described hereinbelow.

   The Committee has authority to interpret the Plan, to establish rules for its administration, to determine which employees of the Company and its subsidiaries shall receive options or awards under the Plan, to grant options and make share awards under the Plan, and, subject to the terms of the Plan, to establish the terms and conditions of options, discounted options and restricted share awards.

   Awards under the Plan may take the form of fixed price options, variable price options or restricted shares. In addition, discounted options may be issued to non-employee directors who elect to receive such discounted options in lieu of all or a part of their annual retainers.

   Under the Plan, a non-employee director may elect each year to receive discounted options in lieu of all or part of the director's annual retainer. Any such election is irrevocable and must be made prior to January 1 of the year to which such election applies. A non-employee director making such an election will receive, on June 1 of such year or the next following business day, a discounted option for that number of whole shares of Common Stock as is equal to that part of the director's "annual retainer" to be represented by the option divided by: the result obtained by subtracting (a) the par value of one share of Common Stock from (b) the fair market value of one share of Common Stock. Options so issued become exercisable on the first anniversary of the date of issuance, except that such an option can become exercisable earlier upon the death, disability or retirement of the director. Upon the termination of service of a non-employee director, any portion of an option attributable to a portion of the annual retainer which was not "earned" as of the date of termination is cancelled automatically.

   Prior to the amendment of the Plan, options and discounted options awarded or issued under the Plan have been non-qualified stock options, as opposed to "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The proposed amendment permits the Committee to award fixed price options to employees of the Company which qualify for treatment as incentive stock options under the Code.

   A restricted share award consists of shares of Company Common Stock issued pursuant to an agreement with a participant providing that such shares are restricted as to transfer and subject to forfeiture and other conditions and vesting restrictions, if any, set forth in the Plan, if applicable or deemed appropriate by the Committee on the date of award. No restricted share awards have been made under the Plan since its inception.

   All fixed price options awarded under the Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date the option is granted. The option exercise price of a discounted option is the par value of the Company's Common Stock on the date the option is granted (presently, $1.00 per share). For variable price options, the exercise price is initially set at the fair market value of the Company's Common Stock on the date the option is granted, but is subject at the time of exercise to reduction by an amount per share equal to the per share amount of the tax benefit which will inure to the Company by reason of such exercise. No awards of variable price options have been made since the Plan was amended in 1988. The exercise price with respect to any option (other than a discounted option issued to a non-employee director) may be paid in whole or in part with cash or Common Stock of the Company, as the Committee may determine. Options expire not more than ten years from the date of grant.

   As amended, the Plan will provide for restricted share awards to be made to each non-employee director of the Company on the effective date of the amendment and on each fifth anniversary thereafter. Each non-employee director shall receive on each award date the number of shares of Common Stock (to the nearest whole share) determined by dividing $25,000 by the fair market value of the Common Stock on the date the award is made. A person becoming a non-employee director for the first time shall receive restricted share awards pro-rated based on the length of time remaining until the next scheduled award date.

   All restricted share awards are initially subject to forfeiture should the participant cease to serve as a director for any reason other than scheduled retirement, early retirement with the permission of the board, disability or death. One fifth of the shares included in a restricted share award cease to be subject to a risk of forfeiture on the first anniversary of the date of an award and on each anniversary thereafter, until all shares awarded are no longer subject to forfeiture. Restricted share awards are held in escrow by the Company until no longer subject to a risk of forfeiture.

   Options and restricted shares are non-transferable except by will or pursuant to the laws of descent and distribution.

   In the event of certain changes of control of the Company, all options and restricted shares, other than discounted options issued to non-employee directors, become immediately vested in full. See "Employment Contracts and Termination of Employment and Change of Control Arrangements."

   The number of shares under the Plan and under outstanding but unexercised options or awards still subject to restriction, and the option exercise price, are all subject to adjustment for changes in the Company's capitalization under specified circumstances.

   The Board may terminate, amend and modify the Plan, but it may not, without shareholder approval (i) increase the number of shares available under the Plan (other than by a change in capitalization), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation under the Plan. No termination, amendment or modification of the Plan will affect adversely the rights of a participant under a previous award. If not sooner terminated, the Plan will expire on April 29, 2000.


 TAX CONSEQUENCES

   Generally, there will be no tax consequences to the optionee, the restricted share award recipient or the Company when a stock option is granted or a restricted share award is made under the Plan. When an option (other than an incentive stock option) is exercised, the excess of the then fair market value of the shares over the option price will constitute ordinary income to the optionee, and the Company will be entitled to deduct an equal amount as compensation expense. The exercise of an incentive stock option will result in neither income to the optionee nor a deduction for the company. However, the amount by which the fair market value of the underlying

Common Stock exceeds the exercise price on the date of exercise will be treated as an item of tax preference and included in the computation of the optionee's alternative minimum taxable income in the year the incentive stock option is exercised. In addition, if shares acquired through the exercise of an incentive stock option are sold within one year following exercise, the optionee will recognize ordinary income and the Company is entitled to a deduction in an amount equal to the difference between the option price and the lesser of the market price on the date of exercise or the net proceeds of the sale. As to restricted shares, upon the lapse of either the vesting or transferability restrictions (or both if they lapse together), the participant will recognize ordinary income equal to the then fair market value of the shares being freed from restriction, and the Company will be entitled to a corresponding deduction. Alternatively, the participant may elect, within thirty days after receipt of the restricted shares, to treat the shares as non-restricted, thereby causing the recognition of ordinary income upon receipt of the shares in an amount equal to the fair market value of such shares without regard to any restrictions.

   The acceleration provisions on a change of control described above could trigger adverse tax consequences to the Company and participants under Sections 280G and 4999 of the Code, including a reduction in the Company's tax deductions and imposition of a nondeductible 20% excise tax on participants.

   The foregoing is not a complete summary of income tax consequences upon participants or the Company. It also does not reflect the effects of foreign, state or local tax laws or wage withholding requirements.

   In the event that the shareholders do not approve the amendment and restatement of the Plan, the amendment will not take effect. The Plan as in effect prior to such amendment will remain in full force and effect until it expires by its terms or is terminated by the Board


 NEW PLAN BENEFITS

   Because the granting of options (other than discounted options) and restricted share awards (other than restricted share awards to non-employee directors) is in the discretion of the Committee, and the issuance of discounted options is pursuant to the prior election of non-employee directors, it is not possible to determine the number of options or restricted share awards to be granted or made to each of the Named Officers, the Company's executive officers as a group, the non-employee directors as a group or employees (other than executive officers) as a group; nor is it possible to determine the amounts which would have been granted or awarded to such persons or groups during 1994, had the Plan as proposed to be amended then been in existence.

   The last reported sales price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on March 27, 1995, was $30.875 per share.

------------------------------------------------------------------------------
              BOARD RECOMMENDATION AND SHAREHOLDER VOTE REQUIRED
------------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted FOR this proposal. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal but will have the same effect as votes against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal, but broker non-votes will not be counted for quorum purposes.

------------------------------------------------------------------------------
            SHAREHOLDER PROPOSAL FOR ANNUAL ELECTION OF DIRECTORS
------------------------------------------------------------------------------

   Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, the owner of 450 shares of the Company's Common Stock, has informed the Company that he intends to present a proposal at the Company's Annual Meeting of Shareholders. The proposal and supporting statement are quoted below.

                              Shareholder Proposal

     "RESOLVED, That the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

                        Shareholder Supporting Statement

     "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

     The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management which in turn limits management's accountability to stockholders.

     The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

     As a founding member of the Investors Rights Association of America I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

-----------------------------------------------------------------------------
               Board Recommendation and Shareholder Vote Required
-----------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL FOR ANNUAL ELECTION OF THE BOARD. The Board is of the opinion that a classified Board of Directors is beneficial to the Company and its shareholders because it provides continuity, stability and experience in the composition of the Board, while still providing for the election of a portion of the Board each year. It also enables the Board to represent more effectively the interests of all shareholders in a wide variety of circumstances, including those created by the actions of a minority shareholder or group of shareholders.

   Proxies solicited by the Board of Directors will, unless otherwise directed, be voted AGAINST this proposal. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal but will have the same effect as votes against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal, but broker non-votes will not be counted for quorum purposes.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   Coopers & Lybrand, L.L.P., the Company's independent certified public accountants for the year 1994, has been selected by the Board of Directors to continue for the year 1995. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

-----------------------------------------------------------------------------
                          PROPOSALS OF SHAREHOLDERS
-----------------------------------------------------------------------------

   Under the Company's By-laws, notice of any proposal to be presented by any shareholder at a meeting must be received by the Secretary of the Company not less than 60 days in advance of the meeting. The notice must include the text of the proposal to be presented, a brief written statement of the reasons why such shareholder favors the proposal, the name and address of record of the proposing shareholder, a representation that the shareholder is entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy, the number of shares of stock beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). A copy of the Company's By-laws specifying these requirements will be furnished to any shareholder without charge upon written request to the Secretary.

   Under the rules of the Securities and Exchange Commission, shareholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Shareholders to be held in 1996 must submit such proposals so as to be received at the office of the Secretary, SPS Technologies, Inc., 101 Greenwood Avenue, Suite 470, Jenkintown, PA 19046, no later than November 30, 1995.

                                             Aaron Nerenberg
                                             Secretary

March 30, 1995
-----------------------------------------------------------------------------
Upon written request to the office of the Secretary, SPS Technologies, Inc., 101 Greenwood Avenue, Suite 470, Jenkintown, PA 19046, the Company will provide, without charge, to any shareholder solicited hereby, a copy of its Annual Report on Form 10-K, including the financial statements and the schedules thereto.
-----------------------------------------------------------------------------

                                  APPENDIX A
                   SPS 1988 LONG TERM INCENTIVE STOCK PLAN
                       AS AMENDED EFFECTIVE MAY 2, 1995

   1. Name, Purpose and Eligibility. This plan shall be known as the SPS 1988 Long Term Incentive Stock Plan (the "Plan"). The purpose of the Plan is to advance the interests of SPS Technologies, Inc. (the "Company") by encouraging and enabling the acquisition of its common stock by officers and other key employees of the Company and its subsidiaries upon whose judgment and ability the Company depends for its long term growth and development. Accordingly, the Plan is intended to promote a close identity of interests between the Company and its shareholders as well as a means to attract and retain outstanding management. All salaried employees of the Company and its subsidiaries and non-employee directors of the Company ("Eligible Employees") shall be eligible to receive options or awards under and in accordance with the terms of the Plan.

   2. Plan Administration.

     (a) The Plan shall be administered by a committee (the "Committee") which shall consist of no less than three directors appointed by the Company's Board of Directors (the "Board"). No member of the Committee shall be, or within one year before having become a member thereof shall have been, eligible for selection as a person to whom stock may be allocated or to whom stock options may be granted under the Plan. Non- employee directors, including members of the Committee, may, however, participate under the Plan to the extent, and on the terms, specified in Section 8 and Section 9.

     (b) Subject to the terms of the Plan, the Committee shall have the sole authority, in its sole discretion and from time to time, to: (i) designate the Eligible Employees to whom awards shall be made or options granted under the Plan; (ii) grant awards provided for in the Plan in such form and amount as the Committee shall determine; (iii) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

     (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any award hereunder.

   3. Types of Awards Under Plan.

     (a) Awards under the Plan may be in the form of any one or more of the following:

       (i) options for the purchase of common stock of the Company, which shall be fixed price or variable price options ("Options"), as more fully described in Section 6; and

       (ii) shares of common stock of the Company which are both restricted as to transferability and subject to a substantial risk of forfeiture, whether as performance awards or otherwise ("Restricted Shares"), as described in Section 7 and Section 9.

     (b) In addition, discounted price options ("Discounted Options") may be issued only to non-employee directors in the circumstances and subject to the terms and conditions set forth in Section 8.

     (c) The Committee may designate fixed price options granted to a person who (i) is an employee of the Company and (ii) does not own stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company as "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). A stock option agreement for any option intended to qualify as an incentive stock option shall contain a statement of such intent.

   4. Shares Subject to the Plan. The aggregate number of shares which may be issued under the Plan is 1,242,317, subject to adjustment as provided in
Section 14. Such shares may be authorized and unissued shares or may be treasury shares. If an Option or Discounted Option expires or terminates for any reason during the term of the Plan and prior to its exercise in full, or if

Restricted Shares are forfeited for any reason, the number of shares previously subject to but not delivered under such Option or Discounted Option or award of Restricted Shares shall be available for the grant of Options, Discounted Options and/or award of Restricted Shares thereafter.

   5. Effective Date and Term of Plan. The Plan as amended and restated shall become effective as of May 2, 1995, if approved by shareholders and shall remain in effect until April 29, 2000 or until termination by the Board, whichever occurs first. The effectivenss of the Plan shall constitute its adoption for the purposes of Section 422A of the Code.

   6. Stock Options.

     (a) Options granted under the Plan shall be evidenced by stock option agreements in such form, not inconsistent with this Plan, as the Committee shall approve from time to time. At the time of the grant the Committee shall determine for each Option the exercise period, which shall not continue for more than ten years from the date of Option grant, the appropriate Option price (as specified below) and such other conditions or restrictions on the exercise of the Option, including but not limited to vesting provisions, if any, as the Committee deems appropriate.

     (b) The Option price shall be as follows:

       (i) In the case of a fixed price Option, the Option price shall be 100% of the Fair Market Value of the common stock on the date the Option is granted.

       (ii) In the case of a variable price Option, the Option price shall be initially set at 100% of the Fair Market Value of the common stock on the date the Option is granted. Thereafter, at the time a person holding a variable price Option under the Plan purchases shares pursuant to such variable price Option, the Option price initially set shall be reduced (but not below zero) by an amount per share equal to the per share amount of the tax benefit which will inure to the Company, by virtue of its entitlement to a tax deduction on account of such purchase, based on federal, state and local corporate tax rates in effect in the year of exercise. In determining the aforesaid amount of tax benefit which would inure to the Company, it is to be assumed that the Company has sufficient income taxable at the then-prevailing highest federal, state and local corporate tax rates to obtain the maximum tax benefit from the available deduction.

   In this Plan, "Fair Market Value" shall be the mean of the highest and lowest selling prices as reported on the New York Stock Exchange Composite Tape on the date of reference.

     (c) The Option price may be paid in cash or, in whole or in part, with unrestricted shares of Company common stock, as the Committee may determine.

   7. Restricted Shares.

     (a) Awards of Restricted Shares under the Plan (whether as bonus awards, performance awards or otherwise) shall be in the form of shares of common stock of the Company, restricted as to transfer and subject to forfeiture and other conditions and vesting restrictions, if any, as are set forth in
Section 9, if applicable, or as the Committee shall determine at the date of each award, and shall be evidenced by restricted stock agreements and escrow agreements (if the Committee desires that said shares be held in escrow) in such form and not inconsistent with this Plan, as the Committee shall approve from time to time. Except with respect to Restricted Shares issued pursuant to Section 9, the number of Restricted Shares and the restrictions and conditions pertaining to such shares (and the duration thereof in the particular case) shall be as the Committee determines and the certificates for Restricted Shares shall bear evidence of the restrictions and conditions applicable to such Restricted Shares.

     (b) During the period such shares are subject to forfeiture and/or other conditions, shares awarded hereunder and the grantee's right to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise transferred or encumbered, except as otherwise herein provided.

     (c) The performance standards, if any, set by the Committee for any grantee may be individual performance standards applicable to the grantee, may be performance standards for the Company or the division, business unit or subsidiary by which the grantee is employed, may be performance standards set for the grantee under any other plan providing for incentive compensation for the grantee, or may be any combination of such standards. The Committee may, if it so chooses, determine the amount of an award of Restricted Shares to an eligible employee based upon the grantee's salary, job performance and other factors deemed by the Committee to be appropriate.

     (d) The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of any applicable restriction period with respect to any part or all of the award, other than an award made pursuant to
Section 9, to any grantee.

   8. Non-Employee Director Options.

     (a) Anything in this Plan to the contrary notwithstanding, Discounted Options shall be issued to non- employee directors of the Company in lieu of the payment to said non-employee directors of any specified portion of the Annual Retainer otherwise payable, provided said non-employee director shall have so elected and in the particular case all of the limitations and provisions of this Section 8 shall have been complied with:

       (i) A Discounted Option shall be issued automatically on June 1 (or if June 1 is not a business day, on the next succeeding business day) of each year to any non-employee director who, prior to January 1 of such year, files with the Committee or its designee an irrevocable, written election to receive such Discounted Option in lieu of all or a specified portion of the Annual Retainer to be earned in such year by such non- employee director.

       (ii) The number of shares subject to a Discounted Option issued to a non-employee director pursuant to this subsection 8(a)(i) shall be equal to the nearest number of whole shares determined in accordance with the following formula:

         Portion of Annual Retainer to be
         Received as Discounted Option
         --------------------------------------   =     Number
         Fair Market Value on Date of Issue -         of Shares
         Par Value of Common Stock

"Annual Retainer" shall mean the amount which the non-employee director will be entitled to receive for serving as a director in the relevant calendar year, but shall not include fees or expenses for attendance at meetings of the Board or any committee of the Board or for any other services to be provided to the Company.

    (iii) The Option price per share for the shares covered by Discounted Options issued in accordance with this Section 8 shall be the par value of the common stock on the date the Discounted Option is issued.

    (iv) No Discounted Option issued under this Section 8 may be exercised before the first anniversary of the date upon which it was issued; provided, however, that any Discounted Option so issued shall become exercisable upon the retirement of the non-employee director because of age or upon the death or disability of the director, as provided in paragraphs (v) and (vi) of this
Section 8. No Discounted Option issued under this Section 8 shall be exercisable after the expiration of ten years from the date upon which such Discounted Option is issued. Each Discounted Option shall be subject to termination before its date of expiration as hereinafter provided.

    (v) Except as herein provided, the rights of a non-employee director in a Discounted Option issued under this Section 8 shall not terminate upon such director's termination as a director for any reason (including death, retirement or disability). That portion of any Discounted Option granted under this Section 8 which is attributable to a portion of an Annual Retainer which is not earned due to termination as a director (for any reason) shall automatically abate and be cancelled.

    (vi) Any Discounted Option issued to a non-employe director and outstanding on the date of his or her death may be exercised by the administrator of such director's estate, the executor under his or her will, or the person or persons to whom such Discounted Option shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession (but not beyond the specified expiration date of such Discounted Option).

    (vii) Discounted Options issued under this Section 8 may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

  (b) The provisions of this Section 8 shall apply only to Discounted Options issued or to be issued to non- employee directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or any Option issued under this Plan to a participant who is not a non-employee director of the Company.

  (c) To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 8 shall govern the rights and obligations of the Company and non-employee directors respecting Discounted Options issued or to be issued to non-employee directors. Anything contained in this Plan to the contrary notwithstanding, the provisions of Section 13 (Changes of Control) shall not apply to Discounted Options issued hereunder to non-employee directors.

   9. Directors' Restricted Share Awards.

     (a) Restricted Shares shall be awarded pursuant to the Plan on the date that the amendment and restatement of the Plan shall become effective and on the same day (or if such day is not a business day, on the next following business day) of each fifth succeeding year thereafter, to each person who is then a non-employee director of the Company in an amount equal to the nearest number of whole shares determined in accordance with the following formula:

                       $25,000
         ----------------------------------      =      Number
         Fair Market Value on Date of Issue           of Shares

In addition, whenever a person who is not a director of the Company on the date that the amendment and restatement of the Plan shall become effective shall thereafter become a non-employee director of the Company, Restricted Shares shall be awarded pursuant to the Plan on the date such person becomes a director of the Company (or if such day is not a business day, on the next following business day) in an amount equal to the nearest number of whole shares determined in accordance with the following formula:

                 $25,000 x (N/60)
         -----------------------------------      =     Number
         Fair Market Value on Date of Issue            of Shares

wherein "N" is equal to the number of whole calendar months remaining, at the time such person becomes a director, until additional Restricted Shares are to be awarded to persons who are then directors of the Company pursuant to the first sentence of this Section 9.

     (b) Restricted Shares issued pursuant to this Section shall be subject to forfeiture by the holder in the event that the holder shall cease to be a director of the Company for reasons other than (i) retirement at the normal retirement date then in effect for non-employee directors of the Company,
(ii) early retirement with the consent of the board of directors, (iii) disability, or (iv) death. With respect to each award of Restricted Shares pursuant to this Section 9, one fifth of the Restricted Shares awarded shall cease to be subject to forfeiture on the first anniversary of the date of award, and on each anniversary thereafter until all such Restricted Shares are no longer subject to forfeiture after five years, provided that the non-employee director holding such Restricted Shares shall then be continuing to serve as a director of the Company.

     (c) Certificates representing Restricted Shares issued pursuant to this Section and subject to forefeiture (i) shall bear an appropriate legend restricting transferability and noting that the shares represented thereby are subject to forfeiture, and (ii) shall be held in escrow by the Company until such shares shall cease to be subject to forfeiture. The Company shall deliver, or cause to be delivered to each participant, a certificate or certificates representing Restricted Shares owned by such participant which have ceased to be subject to forfeiture, which certificate or certificates shall be free of any restrictive legend.

   10. Termination of Employment. Except as the Committee otherwise determines in a particular case (and no such determination with respect to Restricted Share awards shall be made pursuant to Section 9), a participant under the Plan whose employment terminates for reasons other than (i) retirement at the normal retirement date then in effect for employees of the Company, (ii) early retirement with the consent of the Board, (iii) disability, or (iv) death, shall have no right to receive any benefit or payment for existing awards under this Plan, and his or her Options, and the right to exercise them, and Restricted Share awards then subject to forfeiture shall thereupon terminate forthwith. This Section shall not apply to Discounted Options awarded to non-employee directors.

   11. Death of a Participant. In the event of the death of a participant, the following shall govern the disposition of his or her interest(s) under the Plan:

     (a) Options. If the deceased participant holds Options some portion of one or more of which is exercisable at the time of his or her death, the administrator of such participant's estate, the executor under his or her will, or the person or persons to whom Options shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession shall have the right, within twelve months from the date of such participant's death, to exercise all unexercised Options (or any portion thereof) held by such participant on the date of death, but not yet exercised; provided, however, that no Option shall be exercised after its specified expiration date.

     (b) Restricted Shares. The restrictions and conditions imposed on any outstanding Restricted Shares which may have been awarded to a deceased participant shall be removed, and the outstanding Restricted Shares shall be delivered to such participant's legal representative or beneficiary free of restrictive legend.

   12. Retirement and Disability. In the event of termination of the employment of a participant (or the termination of a participant's service as a non-employee director) due to retirement at the normal retirement date then in effect for employees or non-employee directors of the Company or early retirement with the consent of the Board, or in the event a participant becomes disabled, the following shall govern the disposition of his or her interests under the Plan:

     (a) Options. A participant who, upon retirement or disability, holds Options some portion of one or more of which is then exercisable shall have the right, within three years of the date of such retirement or disability, to exercise all unexercised Options (or any portion thereof) held by such participant on the date of retirement or disability, but not yet exercised; provided, however, that no Option shall be exercised after its specified expiration date.

     (b) Restricted Shares. A grantee of outstanding Restricted Shares shall be entitled upon retirement or disability to have the restrictions and conditions imposed on such shares at the time of the award removed and the outstanding Restricted Shares delivered to him or her free of restrictive legend.

   13. Changes of Control.

     (a) Upon a Change of Control with respect to the Company, as defined below, all Options and Restricted Shares shall become immediately vested in full for the period of their remaining terms automatically and without any action by the Committee or otherwise.

     (b) A "Change of Control" shall be deemed to have taken place if:

       (i) any Person (except the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan, or an Exempted Person), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of more than 20% of the common stock of the Company then outstanding,

       (ii) an Exempted Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the common stock of the Company, or

       (iii) during any thirty-six month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors in office at the time of such election or nomination who were directors at the beginning of such period.

     (c) If a Person inadvertently becomes a Beneficial Owner of common stock of the Company aggregating the amounts described in subsection 13(b) and as soon as practicable divests of a sufficient amount of such stock so as to hold less than the amounts there described, then, despite the provisions of subsection 13(b), a Change of Control shall not be deemed to have taken place.

     (d) For the purposes of subsections 13(b) and 13(c) the following terms shall have the meanings specified in this subsection 13(d):

       (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       (ii) A person shall be deemed the "Beneficial Owner" of any securities:

       (A) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

       (B) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Personal shall not be deemed the "Beneficial Owner" of any security under this subsection (B) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and
(ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

       (C) that are beneficially owned, directly or indirectly, by any Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection B above) or disposing of any voting securities of the Company; provided, however, that nothing is subsection 12(d)(ii) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

       (iii) "Exempted Person" shall mean the group known as GAMCO Investors/Gabelli Funds, Inc. as identified in the most recent Schedule 13D filed by such group prior to January 22, 1991, unless and until such group or any person in such group, together with all Affiliates and Associates of such group or any person in such group, becomes the Beneficial Owner of 30% or more of the Common Stock then outstanding. The purchaser, assignee or transferee of the Common Stock of an Exempted Person shall not be an Exempted Person. Any amendments made to the definition of "Exempted Person" in the Rights Agreement dated as of November 11, 1988 by and between the Company and Mellon Bank (East) N.A., as rights agent, as heretofore amended (the "Right Agreement") shall automatically, without further action by the Company or the Employee, be incorporated herein.

       (iv) "Person" shall mean any individual, firm, corporation, partnership or other entity.

       (v) "Subsidiary" shall mean any corporation, partnership or other entity that is controlled by the Company directly or through one or more intermediaries.


   14. Changes in Capitalization. The (i) total number of shares of common stock of the Company for which Options or Discounted Options or Restricted Shares may be granted or Options or Discounted Options exercised,

(ii) number of shares subject to each outstanding Option, Discounted Option or Restricted Share award, and (iii) Option prices and Discounted Option prices per share shall be subject to appropriate adjustment for any changes in the number of outstanding shares of common stock resulting from a merger, recapitalization, stock split, stock dividend or other change in the Company's corporate or capital structure.

   15. Withholding Taxes. Whenever shares of Company common stock are to be issued or delivered, the Committee shall have the right, at or prior to the delivery of any certificate or certificates for shares, to require the grantee to remit to the Company, in cash, in shares of Company common stock, or in other consideration deemed satisfactory to the Committee, as the Committee may determine, an amount sufficient to satisfy withholding requirements, with respect to federal, state and local income and employment taxes.

   16. Employment. The establishment of the Plan and awards hereunder shall not be construed as conferring on any participant any right to continued employment, and the employment of any participant may be terminated without regard to the effect which such action might have upon him or her as a participant.

   17. Transferability.

     (a) Options, Discounted Options and Restricted Shares are not transferable other than by will or the laws of intestate succession. No transfer by will or by the laws of intestate succession shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     (b) Only the participant or his or her guardian, or in the event of death, his or her legal representative or beneficiary, may exercise Options or Discounted Options and receive deliveries of shares.

   18. Non-Uniform Determinations. The Committee's determinations under this Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing the same, and the establishment of performance standards) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

   19. Effect on Other Plans. Participation in this Plan shall not affect a participant's eligibility to participate in any other benefit or incentive plan of the Company.

   20. Amendment, Modification, and Termination. The Board, at any time, may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board, without approval of the Company's shareholders, may (i) increase the total number of shares of common stock available under the Plan in the aggregate (except as otherwise provided in Section 14), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation under the Plan. The provisions of Section 9 of the Plan may not be amended more than once in any six month period, except to comport with changes in the Code or the Employees' Retirement Income Security Act of 1974. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant under an award previously granted.

   21. Governing Law. This Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

SPS                          SPS TECHNOLOGIES, INC.                     PROXY
  TECHNOLOGIES                Jenkintown, PA 19046

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Charles W. Grigg and Harry J. Wilkinson or either of them, proxies, with full power of substitution, to represent and to vote as specified on the reverse side hereof all of the shares of Common Stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SPS Technologies, Inc. to be held at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania in the Forum Room (eighth floor) on Tuesday, May 2, 1995, at 10:00 a.m., local time, and any adjournments or postponements thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE SPS 1988 TERM INCENTIVE STOCK PLAN AND AGAINST THE SHAREHOLDER PROPOSAL TO ELECT ALL DIRECTORS ON AN ANNUAL BASIS, WITHOUT CLASSIFICATION, IN THE MANNER STATED IN THE PROXY STATEMENT.

   Please mark, sign and date this proxy card on the reverse side hereof and return it promptly using the enclosed envelope.

                              FOLD AND DETACH HERE

1. ELECTION OF DIRECTORS:                  (INSTRUCTION: To withhold authority
                                           to vote for any individual nominee,
   VOTE FOR              WITHHOLD          strike a line through the nominee's
all nominees listed     AUTHORITY          name in the list below.)
(except as marked     to vote for all
to the contrary)      nominees listed      Nominees:
                                           CLASS I: Howard T. Hallowell III and
    / /                   / /                       Charles W. Grigg


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE
   SPS 1988 LONG TERM INCENTIVE STOCK PLAN.

    FOR       AGAINST     ABSTAIN
                                       The Board of Directors
    / /         / /         / /        recommends a vote
                                       FOR this proposal.

3. SHAREHOLDER PROPOSAL TO ELECT ALL DIRECTORS ON AN
   ANNUAL BASIS, WITHOUT CLASSIFICATION.

    FOR      AGAINST     ABSTAIN       The Board of Directors
                                       recommends a vote
    / /        / /        / /          AGAINST this proposal.

4. DISCRETION IS GRANTED TO VOTE UPON        The undersigned hereby revokes
   SUCH OTHER MATTERS AS MAY PROPERLY        any proxy heretofore given for
   COME BEFORE THE MEETING.                  said meeting and ratifies and
                                             confirms all that the named
                                             proxies shall do by virtue hereof.
                                             The undersigned has received the
                                             Notice of said meeting including
                                             the Proxy Statement and the 1994
                                             Annual Report.

                                             DATE:                          1995
                                                  -------------------------

                                                                          (Seal)
                                             -----------------------------
                                                      Signature
                                                                          (Seal)
                                             -----------------------------
                                                      Signature

                                             Please sign exactly as name
                                             appears hereon. When shares are
                                             held by joint tenants, both should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such. If a corporation, please
                                             sign in full corporate name by
                                             President or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.

-------------------------------------------
"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
-------------------------------------------

                              FOLD AND DETACH HERE